UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) MAY 17, 2013

OSI SYSTEMS, INC.

(EXACT NAME OF REGISTRANT SPECIFIED IN CHARTER)

DELAWARE	000-23125	330238801
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

12525 CHADRON AVENUE

HAWTHORNE, CA 90250

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

(310) 978-0516

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

OSI Systems, Inc. (the “Company”), and its subsidiary Rapiscan Systems, Inc. (“Rapiscan”), have been notified that the Suspension and Debarment Official of the U.S. Department of Homeland Security (“DHS”) has issued a Notice of Proposed Debarment (the “Notice”) in connection with a “show cause” letter from the U.S. Transportation Security Administration (“TSA”) received by Rapiscan in November 2012 (the “Show Cause Letter”).  The Show Cause Letter related to the Rapiscan Secure 1000SP Advanced Imaging Technology system and associated Automated Target Recognition software (the “Products”).  The Company understands that the Notice alleges that Rapiscan failed to disclose a defect with the Products and replaced hardware in the Products without being granted proper governmental approval.

The Company believes the allegations are not well founded, and believes that with respect to all issues raised in the Show Cause Letter Rapiscan has complied with its contractual obligations and has served as a responsible vendor to TSA.  The Company has yet to receive the Notice, and has not had the opportunity to review it.  However, the Notice would be the initial formal communication between the Company and the Suspension and Debarment Official, and the Company would subsequently be entitled to demonstrate its compliance with its obligations.  The Company is informed that, following such procedures, one of three outcomes is possible: (i) DHS could withdraw the proposed Notice; (ii) Rapiscan and DHS could enter into an administrative compliance agreement; or (iii) debarment.

As per applicable federal regulations, while a company is under notice of proposed debarment, there are restrictions on its ability to seek and/or accept additional federal government contracts or subcontracts.  Rapiscan would continue to fully honor and deliver to ongoing government contracts and subcontracts.  Receipt of the Notice would not affect other contractual relationships between the government and the Company or the Company’s other subsidiaries.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

99.1        Press Release of OSI Systems, Inc. dated May 20, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSI SYSTEMS, INC.

Date: May 20, 2013

	By:	/s/ Victor Sze
Victor Sze
General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of OSI Systems, Inc. dated May 20, 2013